As Filed with the Securities and Exchange Commission on         Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ------------

                                    FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 ------------

                            BLACK HILLS CORPORATION
             (Exact name of Registrant as specified in its charter)

           South Dakota                                       46-0111677
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                                ------------

       625 Ninth Street, P. O. Box 1400, Rapid City, South Dakota 57709
                                (605) 348-1700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ------------

                                Dale E. Clement
                        Senior Vice President--Finance
                            Black Hills Corporation
                               625 Ninth Street
                        Rapid City, South Dakota 57701
                                (605) 348-1700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                   Copies to

           David E. Morrill                         Howard G. Godwin, Jr.
         Morrill Brown & Thomas                          Brown & Wood
    625 Ninth Street, P. O. Box 8108                One World Trade Center
   Rapid City, South Dakota 57709-8108             New York, N.Y. 10048-0557

                                 ------------

         Approximate date of commencement of proposed sale to public:
  From time to time after the effective date of the Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                         Proposed         Proposed
Title of Each Class                      Maximum          Maximum        Amount of
   of Securities         Amount To Be Offering Price     Aggregate      Registration
 To Be Registered         Registered   Per Unit (1)  Offering Price (1)     Fee
- ------------------------------------------------------------------------------------
First Mortgage Bonds.... $100,000,000      100%         $100,000,000      $34,483

================================================================================

  (1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

                                 ------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 28, 1994

PROSPECTUS
- ----------

                                  $100,000,000
                            Black Hills Corporation

                              First Mortgage Bonds

                                  -----------

  Black Hills Corporation (the "Company") intends from time to time or at one time, to issue up to $100,000,000 aggregate principal amount of its First Mortgage Bonds in one or more series, on terms for each series to be determined when the agreement to sell is made or at the time of sale, as the case may be. For each issue of First Mortgage Bonds for which this Prospectus is being delivered (the "Offered Bonds"), there will be an accompanying Prospectus Supplement ("Prospectus Supplement") that will set forth the series designation, aggregate principal amount of the issue, maturity, rates and times of payment of interest, and redemption terms, if any, credit enhancement terms, if any, and other special terms of each series of Offered Bonds offered thereby, as well as any plans for application to list the Offered Bonds on a stock exchange.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Company may sell the Offered Bonds through underwriters, dealers or agents, or directly to one or more purchasers. The applicable Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" herein.

                                  -----------

                 The date of this Prospectus is June 28, 1994.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports and other information may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, DC 20549. In addition, the Common Stock of the Company is listed on The New York Stock Exchange, 20 Broad Street, New York, NY 10005, where reports and other information concerning the Company may be inspected.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus.

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

    3. The Company's current report on Form 8-K dated June 7, 1994.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference. Requests for such copies should be directed to: Treasurer's Office, Black Hills Corporation, P.
O. Box 1400, Rapid City, SD 57709, or telephone (605) 348-1700.

                                  THE COMPANY

  The Company was incorporated under the laws of South Dakota in 1941 under the name Black Hills Power and Light Company. In 1986 the Company changed its name to Black Hills Corporation; however, the Company continues to operate its investor-owned utility operations under the name of Black Hills Power and Light Company. The Company's wholly-owned subsidiary, Wyodak Resources Development Corp. ("Wyodak Resources"), a Delaware corporation, and Wyodak Resources' wholly-owned subsidiary, Western Production Company, a Wyoming corporation, are engaged in the business of coal mining and oil and gas production, respectively.

                                USE OF PROCEEDS

  The proceeds from the sale of the Offered Bonds will be used to finance capital expenditures, including the construction of Neil Simpson Unit #2, an 80 MW coal-fired electric generating plant now under construction adjacent to Wyodak Resources' coal mine near Gillette, Wyoming, and to repay outstanding short-term borrowings for such purposes and for general corporate purposes, including the possible redemption, in whole or in part of the Company's existing Bonds or other debt securities. The average interest rate of the short-term indebtedness expected to be discharged with the proceeds is 4.8 percent as of May 31, 1994, and the maturity of such indebtedness is less than 12 months.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The Company's ratio of earnings to fixed charges for each of the periods indicated is as follows:

           Year Ended December 31,           12 Months Ended   Quarter Ended
         ----------------------------------  March 31, 1994    March 31, 1994
         1989    1990   1991   1992   1993   ---------------   --------------
         ----    ----   ----   ----   ----
         5.1     5.0    4.6    4.6    4.6          4.6              4.8

  The ratio of earnings to fixed charges represents, on a pretax basis, the number of times earnings cover fixed charges. Earnings consist of net income to which has been added fixed charges and taxes based on income of the Company and its subsidiaries. Fixed charges consist of interest charges and an interest factor in rentals.

                        DESCRIPTION OF THE OFFERED BONDS

General

  The Offered Bonds will be issued in one or more series as fully registered bonds, without coupons, under an Indenture of Mortgage and Deed of Trust, dated as of September 1, 1941, between the Company and Chemical Bank (the "Trustee," successor by merger to the original and succeeding Trustees). The Indenture of Mortgage and Deed of Trust, as supplemented by twenty-seven Supplemental Indentures, is herein referred to as the "Mortgage." The Mortgage and the twenty-seven Supplemental Indentures are filed with the Securities and Exchange Commission with either the Registration Statement of which this Prospectus is a part or with other previously filed registration statements as referenced.

  The summaries of the Mortgage herein contained do not purport to be complete and are subject to the detailed provisions of the Mortgage. Capitalized terms used herein which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the Mortgage. Whenever particular provisions of the Mortgage or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein, and such statements are qualified in their entirety by such reference. References to article and section numbers in this description of the Offered Bonds, unless otherwise indicated, are references to articles and section numbers of the Mortgage.

  Reference is made to the Prospectus Supplement relating to any particular series of Offered Bonds and any supplement thereto for the following terms, which will be determined at the time or times of sale: (i) the designation of such series; (ii) the aggregate principal amount of the Offered Bonds of such series; (iii) the price (expressed as a percentage of the principal amount) at which such Offered Bonds will be issued; (iv) the date(s) on which such Offered Bonds mature; (v) the rate(s) per annum at which such Offered Bonds will bear interest; (vi) the date(s) from which such interest will accrue, the dates on which such interest will be payable, the date(s) on which such payments will commence, and the record dates for such payments; (vii) the terms, if any, upon which such Offered Bonds will be redeemable, whether at the option of the Company or pursuant to any mandatory redemption provisions, including without limitation redemption prices and any provisions for call protection; and (viii) any other special terms.

Consent Bonds--Proposed Supplement

  The Company has prepared and filed as an exhibit to the Registration Statement of which this Prospectus is a part the Proposed Twenty Eighth Supplemental Indenture ("Proposed Supplement"), undated and unsigned. If adopted, the Proposed Supplement would amend the Mortgage in various respects as summarized in this Prospectus. The summaries of the Proposed Supplement herein do not purport to be complete and are subject to the detailed provisions of the Proposed Supplement. Whenever particular provisions of the Proposed Supplement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein, and such statements are qualified in their entirety by such reference.

  The Proposed Supplement will not go into effect until the Company and the Trustee execute the same. Under Article Eighteen of the Mortgage, the Trustee does not have the authority to execute the Proposed Supplement without the affirmative consent of the Holders of not less than 66 2/3 percent in principal amount of the Bonds outstanding. The consent of the Bondholders is manifested either at a meeting of Bondholders or, as provided by Section 18.11 of the Mortgage, by written consent without the necessity of holding a meeting of the Bondholders.

  The Company has determined that the Supplemental Indenture for each series of the Offered Bonds and all additional Bonds hereafter issued under the Mortgage until such time that the Proposed Supplement has been adopted will include a consent provision to be substantially worded as follows:

   The Holders, including any successor Holders, of the Series      Bonds to
   be issued under the terms of this Supplemental Indenture, by becoming such Holders shall be deemed to have consented to the Twenty Eighth Supplemental Indenture ("Proposed Supplement"), a copy of which is attached hereto as Exhibit A. This provision does hereby constitute a written consent of the Holders, including all successor Holders, of the
   Series      Bonds to the execution and adoption of the Proposed
   Supplement under the provisions of Section 18.11 of the Indenture, and such consent is received by the Trustee as a consent for the Trustee to execute the Proposed Supplement in lieu of the holding of a meeting of Bondholders pursuant to Article Eighteen of the Indenture.

  At such time that the aggregate of (i) the principal amount of the Offered Bonds outstanding and all additional Bonds hereafter issued ("Consent Bonds") and (ii) the principal amount of all Bonds outstanding issued prior to said date, the Holders of which have consented in writing to the adoption of the Proposed Supplement, will equal or exceed 66 2/3 percent in principal amount of all Bonds outstanding under the Mortgage at such time, the Trustee and the Company will execute the Proposed Supplement causing the Twenty Eighth Supplemental Indenture to be effective; provided, in case one or more but less than all of the series of Bonds outstanding at such time are to be affected by the Proposed Supplement, the Trustee may not execute the Proposed Supplement until the Holders of 66 2/3 percent of each of the series affected have approved the Proposed Supplement. Assuming the expected amount of Consent Bonds are issued and certain existing Bonds are redeemed, the Company believes that the Consent Bonds will constitute over 66 2/3 percent in principal of all outstanding Bonds by March 1, 1998, even without any of the existing Bondholders consenting to the Proposed Supplement. By that time, it is expected that the Proposed Supplement will affect all outstanding issues of Bonds, and the Company and Trustee will execute the Proposed Supplement, and the Mortgage will be amended accordingly. If sufficient consents are received from existing Bondholders, the Proposed Supplement will be executed and become effective at an earlier date.

  Throughout this Description of the Offered Bonds, references will be made to the Mortgage as it exists at the date of this Prospectus and how the Mortgage will be amended by the Proposed Supplement if adopted.

Payment of Bonds; Transfers; Exchanges

  Except as may be provided in the applicable Prospectus Supplement, interest on each Offered Bond payable on each interest payment date will be paid by check mailed to the registered holder of such Offered Bond on the record date related to such interest payment date; provided, interest payable at maturity will be paid to the person to whom principal is paid.

  Principal of and premium, if any, and interest on the Offered Bonds due at maturity will be payable upon presentation of the Bonds at the principal office of the Trustee which has been designated by the Company as its office or agency for such payment.

  The transfer of Offered Bonds will be registered, and Bonds may be exchanged for other Bonds, upon the surrender thereof at the principal office of the Trustee which has been designated by the Company as its office or agency for such purposes. Unless otherwise indicated in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange other than any tax or other governmental charge incident thereto.

Withdrawal of Trust Moneys or Retirement of Bonds with Trust Moneys

  Under the Mortgage, cash (Trust Moneys) is deposited with the Trustee under certain conditions, including the taking of property by governmental authorities under the right of eminent domain, the deposit of cash for the release of property, the deposit of cash in exchange for the issuance of new Bonds, and the deposit of the proceeds of insurance. The Mortgage provides that the Company, under certain conditions, may withdraw these Trust Moneys by certifying Property Additions or by depositing previously issued Bonds. (Sections 8.02, 8.03 and 8.04 of the Mortgage.) The Company may cause the Trustee under certain conditions to apply Trust Moneys in payment of the principal of Bonds upon redemption or upon tender. (Section 8.05 of the Mortgage.) Trust Moneys from insurance proceeds may be withdrawn for the purpose of repairing, restoring or replacing the property destroyed. (Section
8.06 of the Mortgage.) Trust Moneys may further be withdrawn for the purposes of paying the Company's income tax obligations arising from the disposition of properties or securities. (Section 8.07 of the Mortgage.)

  Under the Mortgage, the Trustee is obligated to apply Trust Moneys for the redemption of Bonds if the Trustee holds Trust Moneys in excess of $25,000, exclusive of monies received from the proceeds of insurance, and the amount of Trust Moneys on deposit with the Trustee exceeded such amount at all times during the preceding two years. The Trustee is also obligated to apply Trust Moneys derived from the sale and release of, or the taking by government through eminent domain or purchase by a public authority of either the entire Trust Estate or substantially all of the business of distributing electricity in Rapid City, South Dakota toward the redemption of Bonds. The Trustee is obligated to apply the Trust Moneys pro rata as between the several series of Bonds then outstanding in the ratio of the respective aggregate principal amounts in each such series outstanding at the time. Redemption shall be made in such manner and upon such notice as may be specified in respect of the Bonds of each series or the Mortgage or applicable supplements thereto. (Section 8.08(a), as amended by Section 1.03 of the Fifteenth Supplemental Indenture, and Section 8.08(b) of the Mortgage.)

  Section 1.15 of the Proposed Supplement would amend Section 8.08(b) of the Mortgage to delete the provision requiring the proceeds of a public taking of the Company's electric business at Rapid City, South Dakota to be applied toward the redemption of Bonds.

Redemption of the Offered Bonds

  Any terms for the optional or mandatory redemption of Offered Bonds will be set forth in the Prospectus Supplement. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Offered Bonds redeemable at the option of the Holder, Offered Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the Offered Bonds of a series are to be redeemed, the particular Offered Bonds to be redeemed will be selected by such method as shall be provided for in the particular series, or in the absence of any such provision, by lot as the Trustee deems fair and appropriate. (Section
10.03 of the Mortgage.)

Security

  The Offered Bonds, together with all other Bonds now or hereafter issued under the Mortgage, will be secured by the Mortgage, which constitutes a first mortgage lien on substantially all of the present properties of the Company (except as stated below), subject to Permitted Encumbrances as defined at Section 4.01E of the Mortgage. Excepted Property (defined in the Sixteenth Granting Clause of the Mortgage) is not subject to the lien of the Mortgage and includes all cash and securities, all contracts (other than contracts for the purchase or exchange of electric energy or for the making of connections for exchange of energy or service, contracts and rights for the crossing of railroad rights-of-way, and all joint pole contracts and rights, agreements and understandings for the use of the property, facilities and rights of way of other public utilities), rents, incomes or profits, electricity, materials, supplies and merchandise offered for sale in the ordinary course of business, fuel and other consumables; and motor vehicles; provided, the Company may cause any of such Excepted Property to become subject to the lien of the Mortgage. The Company's 20 percent interest in the 330 MW coal-fired Wyodak Plant near Gillette, Wyoming is not now subject to the Mortgage. (Article One of the Eighteenth Supplemental Indenture.) However, the Company will certify its interest in the Wyodak Plant as Property Additions for the first series of Bonds to be issued under this Prospectus and thus subject such interest to the lien of the Mortgage.

  The Proposed Supplement, if adopted, would delete the Eleventh, Twelfth and Thirteenth Granting Clauses of the Mortgage and thereby remove from the lien of the Indenture all contracts and agreements, all leases and all franchises. (Section 1.01 of the Proposed Supplement.) The Proposed Supplement would also amend the definition of Excepted Property in the Sixteenth Granting Clause of the Mortgage to except certain additional property from the lien of the Mortgage, including (i) all property not used in the electric utility business,
(ii) all permits, licenses, franchises and rights granted by governmental entities, (iii) all movable equipment and parts used in connection therewith,
(iv) all office furniture and equipment, communications equipment and computer equipment, (v) all minerals, crops and timber harvested or extracted from land and (vi) all leasehold interests. (Section 1.03 of the Proposed Supplement.)

  The Trustee has a lien for its compensation, expenses and indemnity on the Trust Estate and the proceeds thereof prior to the lien of the Bonds. (Section 15.02(d) of the Mortgage.)

Issuance of Additional Bonds

  Requirements for the issuance of additional bonds. The Mortgage provides for no limitation on the amount of Bonds which may be issued thereunder. Additional Bonds of any series may be issued from time to time on the basis of: (i) 60 percent of qualified Property Additions after adjustments to offset retirements; (ii) 100 percent of previously issued Bonds retired except when otherwise provided by the Supplemental Indenture authorizing the retired Bonds and (iii) deposits of cash. With certain exceptions in the case of (ii) and
(iii) above, the issuance of Additional Bonds is subject to Certifiable Net Earnings being at least equal to two times annual Interest Charges on Long-Term Debt of the Company for a period of 12 consecutive months within the 15 months prior to the certification. (Paragraph F of Section 4.02 as amended by Section
1.04 of the Nineteenth Supplemental Indenture.)

  The Proposed Supplement would increase from 60 percent to 70 percent the principal amount of qualified Property Additions that may be used for the issuance of additional Bonds, would modify the test period for certification of net earnings to 12 consecutive months out of the preceding 18 months prior to certification, and would modify the definition of Property Additions and the formula to determine the interest coverages. (Sections 1.04, 1.07, 1.09 and 1.12 of the Proposed Supplement.)

  As of May 1, 1994 the Company had Unbonded Property Additions, including its 20 percent interest in the Wyodak Plant, of approximately $120,000,000 which may be certified for the purpose of authorizing the issuance of additional Bonds. These Unbonded Property Additions would allow the issuance of $72,000,000 of additional Bonds under the present 60 percent requirement. Taking into account the retroactive effect of Section 1.12 of the Proposed Supplement explained in the following paragraph, the current Unbonded Property Additions would allow the issuance of an additional $12,000,000 of Bonds after the Proposed Supplement has been adopted.

  Section 1.12 of the Proposed Supplement would add Section 4.04 to the Mortgage that would in effect make retroactive to May 1, 1994 the deletion of the 15 percent maintenance requirements as deleted by

Section 1.16 of the Proposed Supplement (See Particular Covenants of the Company--Maintenance Requirements under DESCRIPTION OF THE OFFERED BONDS) and increase the ability to issue new Bonds based on Property Additions from 60 percent to 70 percent. After the Proposed Supplement has been adopted, the Company will be permitted to certify for the purpose of issuing new Bonds 70 percent of (i) those Property Additions used to satisfy the 15 percent maintenance requirements since May 1, 1994 and (ii) 14.285 percent of those Property Additions used to issue new Bonds during the period commencing May 1, 1994 and ending on the date the Proposed Supplement is adopted.

  Property Additions. Under the Mortgage, Property Additions that may be certified for the issuance of additional Bonds include only Electric Properties which are used in the generation, transmission, distribution and sale of electricity in the Electric Business located in the State of South Dakota or states contiguous to South Dakota, but do not include any of the Excepted Property (See Security under DESCRIPTION OF OFFERED BONDS), any properties other than Electric Properties, any going concern value, goodwill or franchises or governmental permits granted separate and distinct from the property operated thereunder, any office supplies or office equipment, or any Additions in the process of construction other than those that are actually constructed or erected. (Section 4.01 of the Mortgage.) The Proposed Supplement would change this definition to allow the Company to use all of its real and personal property wherever located, including Excepted Property that the Company elects to be included under the lien of the Mortgage, to be certified as Property Additions for the purpose of issuing additional Bonds. The Proposed Supplement would also broaden the use of construction work in progress that may be used as Property Additions to include all construction work in progress as recorded on the books of account of the Company under generally accepted accounting principles. (Section 1.04 of the Proposed Supplement.)

  Earnings-to-Interest Coverage Requirements. To issue new Bonds through the certification of Property Additions and as a condition to issue new Bonds in exchange for retired Bonds with a lower interest rate than the new Bonds, the Company's Certifiable Net Earnings must be equal to two times the Annual Interest Charges on Long-Term Debt during a period of 12 consecutive months out of the 15 months prior to the date of the application for the new Bonds. (Subparagraph (3) of Paragraph F of Section 4.02 of the Mortgage as amended by Section 1.04 of the Nineteenth Supplemental Indenture.) Certifiable Net Earnings are determined by deducting from the total of the gross operating revenues of the Company for the 12-month period all operating expenses and provisions for depreciation and depletion, but excluding income taxes and interest included in Interest Charges on Long-Term Debt. The depreciation, obsolescence, depletion and property renewals and placements must be an amount not less than the greater of the amount actually deducted on the books of the Company in respect thereof or an amount equal to the excess of 15 percent of Gross Utility Operating Revenues, less the cost of electric energy, over actual expenditures for maintenance and repairs during the 12-month period. (Paragraph O of Section 4.01 as last amended by Section 1.03 of Article One of the Nineteenth Supplemental Indenture.)

  Gross Operating Revenues include revenues from the operation of utility property and Net Non-Operating Income includes other net income, including, among other things, interest and designated income including dividends from Subsidiaries and allowance for funds used during construction and other miscellaneous non-operating income, but excluding profits or losses from the sale of capital assets or securities. Interest Charges on Long-Term Debt include interest on all outstanding Bonds under the Mortgage, the Bonds for which the application is made, interest on any indebtedness secured by prior lien to the Mortgage and interest from all other Funded Indebtedness. (Paragraph F of Section 4.02 of the Mortgage as amended by Section 1.04 of the Nineteenth Supplemental Indenture.) Funded Indebtedness generally includes all indebtedness, whether secured or unsecured, having a final maturity more than one year after the date of the creation thereof except that under certain circumstances a Financing Lease Obligation would not be included. (Section 4.04 of the Seventeenth Supplemental Indenture as amended by Section 2.01 of the Eighteenth Supplemental Indenture.)

  The Proposed Supplement would retain the two times coverage ratio but would adopt three substantive changes to the formula. Certifiable Net Earnings would be determined without deducting depreciation, amortization, all interest and all nonrecurring charges from earnings. Interest Charges on Long-Term Debt would become Interest Charges on Bonds and Prior Lien Debt so that Certifiable Net Earnings would be required to be two times the aggregate amount of annual interest charges on outstanding Bonds issued under the Mortgage, on Prior Lien debt and on the new Bonds for which application is being made in order to meet the coverage test after the adoption of the Proposed Supplement. The Proposed Supplement also allows the 12-month test period to be chosen from the 18 months prior to the date of the application for the new Bonds rather than 15 months. (Section 1.09 of the Proposed Supplement.)

Release of Property from Mortgage

  The Mortgage provides that the Company may from time to time sell or dispose of property subject to the Mortgage which shall no longer be useful, necessary, profitable or advantageous in the judicious management and maintenance of the Trust Estate or in the conduct of the business of the Company or which is taken or threatened to be taken by governmental authorities and to cause such property to be released from the lien of the Mortgage. To accomplish the release of any property above the value of $5,000, the Company is required to deposit cash or purchase money obligations (any such purchase money obligations may not exceed 70 percent of the Fair Value) received in exchange for the property to be released or Property Additions acquired by the Company within 60 days prior to the date of the application for the release in an amount equal to the Fair Value of the property being released. (Section 7.02 of the Mortgage.)

  Section 1.13 of the Proposed Supplement is an extensive revision of Section
7.02 of the Mortgage. After its adoption, the Company will no longer have to certify any reason for requesting property to be released from the lien of the Mortgage. The Proposed Supplement would provide for three alternative ways for the Company to obtain the release of property from the lien of the Mortgage. Each way works independently of the other, and each is conditioned upon there being no Event of Default.

  First, the Proposed Supplement would permit property to be released from the Mortgage if the Fair Value (as defined by the Proposed Supplement) of the property to be released is less than 1 percent of the aggregate principal amount of Bonds outstanding and all property released in any 12-month period is less than 3 percent of the principal amount of Bonds outstanding. (amended
Section 7.02C of the Mortgage as set forth in Section 1.13 of the Proposed Supplement.)

  Second, any property may be released from the Mortgage under the Proposed Supplement as long as the Fair Value of all of the Trust Estate remaining equals or exceeds twenty-fourteenths ( 20/14) of the principal amount of Bonds outstanding. (amended Section 7.02B of the Mortgage as set forth in Section
1.13 of the Proposed Supplement.)

  Third, amended Section 7.02D as set forth in Section 1.13 of the Proposed Supplement would substantially retain the present method to release property from the Mortgage by posting Property Additions, cash or purchase money obligations equal to the Fair Value of the property to be released; however, the Proposed Supplement would remove the requirement that the Property Additions must have been acquired 60 days prior to the date of the application for the release. Accordingly, any unbonded Property Additions could be used for the release of property from the Mortgage.

  "Fair Value" in the Proposed Supplement is defined to allow the engineer certifying Fair Value for the purpose of releasing property from the Mortgage to determine such value without physical inspection by use of accounting and engineering records and other data maintained by or available to the Company, and the engineer must opine that the release will not materially adversely affect the Electric Business and will not impair the security under the Mortgage. (amended Section 7.02A and 7.02B(2) of the Mortgage as set forth in Section 1.13 of the Proposed Supplement.)

Particular Covenants of the Company

  The Mortgage contains certain covenants, agreements and warranties of the Company, generally described as follows:

  General. Included in the covenants, agreements and warranties of the Company in the Mortgage are the agreement to punctually pay the principal and interest on the Bonds and the agreement not to extend the time for payment of any interest on the Bonds. The Company also covenants that it has good title to the property described in the Granting Clauses except Permitted Encumbrances, that the Company will pay all taxes and assessments, that the Company will carry on and conduct the business and keep the property in repair and maintained in good working order and condition and replace worn-out or injured property, that the Company will not permit any increase of any Prior Lien Obligation or default therein, that the Company will keep the Mortgage properly recorded and the lien perfected, that the Company will deposit all cash subject to being withdrawn as required by the Indenture, that the Company will keep records of the accounts of the Bonds outstanding, that the Company will keep books and records, and that the Company will file with the Commission and deliver to the Trustee certain reports and that the Company will certify compliance with the Mortgage annually. (Sections 9.01 through 9.05, 9.07 through 9.09, 9.11 through 9.14,
9.17 through 9.19 and 9.22 of the Mortgage.) The covenants, agreements and warranties referenced in this paragraph would not be modified by the Proposed Supplement.

  Maintenance Requirements. Section 9.06 of the Mortgage requires the Company to spend each year 15 percent of its Gross Operating Revenues (not including the purchase of electric energy) on maintenance and repair of its physical property. To the extent the Company does not spend the 15 percent, the Company must deposit cash or certify Property Additions. Section 1.16 of the Proposed Supplement would delete this Section 9.06, and if the Proposed Supplement is adopted, the Company will no longer be required to certify the amount expended for repair and maintenance nor post cash or certified Property Additions for any deficiency. Provisions will remain in the Mortgage obligating the Company to maintain its business and to keep its property in repair and good working order and condition. (Section 9.13 and the first paragraph of Section 9.05 of the Mortgage as will be amended by Section 1.02 of the Proposed Supplement.)

  Subsidiaries Prohibited from Engaging in Electric Business. Section 9.20 of the Mortgage prevents the Company from owning a Subsidiary (where a company owns over 50 percent of the voting stock) that is engaged in the business of generating, transmitting, distributing or selling electricity. Section 1.20 of the Proposed Supplement would remove this restriction, thereby allowing the Company to establish or acquire a Subsidiary that is engaged in the Electric Business.

  Restrictions on Investments in Affiliates and Subsidiaries. Section 9.20 of the Mortgage prohibits the Company from making any loans or advances to any Affiliate (an entity not a Subsidiary but controlled by the Company) of the Company. Section 9.21 as last amended by Section 1.02 of the Twenty Fourth Supplemental Indenture prohibits the Company from making any investment in a Subsidiary in excess of 20 percent of the Company's book equity. Sections 1.20 and 1.21 of the Proposed Supplement would delete Sections 9.20 and 9.21 of the Mortgage and thereby remove these covenants and restrictions.

  Dividend Restrictions. Section 9.16 of the Mortgage as amended by Section
3.06 of the Third Supplemental Indenture, Section 1.06 of the Fifteenth Supplemental Indenture, Section 1.02 of the Twenty Second Supplemental Indenture and Section 1.01 of the Twenty Fourth Supplemental Indenture limit the amount of dividends the Company may declare to the amount that (i) the sum of $175,000, plus the Net Earnings of the Company Available for Dividends accrued subsequent to October 31, 1948 plus the cash proceeds from the sale of stock subsequent to April 30, 1949 exceeds (ii) the sum of the aggregate of all Stock Payments declared subsequent to October 31, 1948, plus the aggregate of all cash dividends and payments to any sinking funds made subsequent to October 31, 1948 plus the aggregate of all investments or advances by the Company to any Subsidiary. The current amount of retained earnings of the Company available for dividend distributions as of March 31, 1994 is $111,167,000.

  The Proposed Supplement would delete the current dividend restriction and substitute a provision that would permit dividends to be paid only out of retained earnings and would prohibit payment of dividends if the Company is insolvent or would become insolvent if the dividend were paid. (Section 1.19 of Proposed Supplement.)

  Insured Loss Retention. The third sentence of Section 9.10 of the Mortgage as previously amended by Section 1.04 of the Fifteenth Supplemental Indenture requires the Company to deposit with the Trustee the proceeds of any insurance for casualty losses that exceed $1,000,000. The Proposed Supplement at Section
1.17 would amend this provision and increase the $1,000,000 to $5,000,000.

  Limits on Prior Liens. Subject to minor exceptions, Section 9.15 of the Mortgage prevents the Company from acquiring any property subject to a lien prior to the Mortgage (Prior Liens) allowing only purchase price liens not exceeding 70 percent of the Cost of such property or the Fair Value thereof at the time of acquisition, whichever is less. The provision further limits the amount of all Prior Lien Obligations to an aggregate amount not exceeding 15 percent of outstanding Bonds issued under the Mortgage. Section 1.18 of the Proposed Supplement would delete Section 9.15, and thereby remove these restrictions.

Modification

  The rights of Bondholders may be modified with the consent of holders of 66 2/3 percent of the Bonds, or, if less than all series of Bonds are adversely affected, the consent of the holders of 66 2/3 percent of the Bonds of each of the outstanding series which are adversely affected by the modification. No modification of the term or alteration shall postpone due dates for payment of interest or principal, reduce the principal or the rate of interest payable, reduce the percentage of the principal amount of Bonds required for any modification or alteration of the Mortgage or modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee. The Proposed Supplement would not affect this provision. (Sections 18.07 and 18.11 of the Mortgage.)

  Without any consent of the holders of the Offered Bonds and other Bondholders, the Company and the Trustee may modify the Mortgage in the following respects:

  (a) To correct descriptions of property and to mortgage additional properties;

  (b) To add to the conditions, limitations and restrictions on the issuance of Bonds;

  (c) To add to the covenants and agreements of the Company or to surrender any rights or powers conferred upon the Company;

  (d) To provide a sinking, amortization, improvement or other analogous fund for the benefit of any of the Bonds;

  (e) To provide the terms and conditions of the exchange of Bonds;

  (f) To provide that the principal of Bonds of any series may be converted at the option of the holders into capital stock or other securities;

  (g) To modify the Mortgage in any respect; provided that the modification shall become effective only when there are no Bonds outstanding delivered prior to the execution of the supplemental indenture providing the modification; and

  (h) For any purpose not inconsistent with the terms of the Mortgage and which shall not impair the security of the same or for the purpose of curing any ambiguity or of curing, correcting, or supplementing any defective or inconsistent provisions contained therein or in any Supplemental Indenture. (Section 17.01 of the Mortgage.)

  The Proposed Supplement would, in addition to the above powers, authorize the Trustee to (i) provide for the procedures to permit the Company to utilize, at its option, a noncertificated system of registration for all or any series of the Bonds and (ii) enter into a restatement of the Indenture without material modifications and including all amendments contained in supplements that remain in effect, with authority to reorganize materials, renumber and letter, include reference headings and remove language no longer applicable and clarify any ambiguities in the Indenture as amended without any approval of the Offered Bonds or other Bondholders. (Section 1.23 of the Proposed Supplement.)

Events of Default and Notice

  Events of Default are defined in the Mortgage as: default in payment of principal; default for 30 days in payment of interest; default for 30 days in violating the covenant on dividend restrictions; default for 60 days after notice from the Trustee or 10 percent of the Bondholders in the observance of any other covenant or condition; and certain events in bankruptcy, insolvency or reorganization.

  The Trustee or the holders of 25 percent of the Bonds may declare the principal and interest due and payable on an Event of Default. (Section 12.01 of the Mortgage.) No Holder of Bonds may enforce the lien of the Mortgage unless the holders of a majority in amount of the Bonds then outstanding have requested the Trustee to act and offered it indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred thereby and the Trustee shall have failed to act. (Sections 12.04 and 15.02 of the Mortgage.)

Evidence of Compliance with Mortgage Provisions

  Compliance with the Mortgage provisions is evidenced by written statements of Company officers or persons selected or paid by the Company. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. The Company must give the Trustee an annual statement as to whether or not the Company has fulfilled its obligations under the Mortgage throughout the preceding calendar year.

Defeasance

  The Trustee shall satisfy and discharge the Mortgage upon the Company furnishing the Trustee cash in trust at or before maturity sufficient to discharge the entire indebtedness on the Bonds outstanding or to redeem the Bonds, except that in lieu of cash the Company may deposit the Bonds outstanding and certain other resolutions, certificates and opinions. (Article Sixteen of the Mortgage.)

                                    EXPERTS

  The audited financial statements and supplemental financial statement schedules included in the 1993 Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Arthur Andersen & Co., Independent Public Accountants, as stated in their reports. The audited financial statements and financial statement schedules referred to above have been incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. Future financial statements of the Company and the reports thereon of Arthur Andersen & Co. also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as expert in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                 LEGAL OPINIONS

  The legality of the securities offered hereby will be passed upon for the Company by Morrill Brown & Thomas, 625 Ninth Street, Rapid City, South Dakota 57709, general counsel of the Company, and for any underwriter, dealer or agent by Brown & Wood, One World Trade Center, New York, New York 10048-0557. All matters pertaining to local law will be passed upon by Morrill Brown & Thomas. As of May 1, 1994 members and associates of the firm of Morrill Brown & Thomas owned approximately 8,100 shares of the common stock of the Company.

                              PLAN OF DISTRIBUTION

  The Company may sell the Offered Bonds in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus

Supplement with respect to the Offered Bonds sets forth the terms of the offering of the Offered bonds, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Bonds and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered bonds are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Bonds if any are purchased.

  Offered Bonds may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Bonds in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Bonds from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Subject to certain conditions, the Company may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the 1933 Act arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the incorporated documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. See the Prospectus Supplement.

  No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement in connection with the offer made by this Prospectus or any Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person, underwriter, dealer or agent. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or thereof. This Prospectus or any Prospectus Supplement does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant (other than underwriting discounts and commissions) in connection with the issuance of the Shares:

   Description                                                           Amount
   -----------                                                          --------
   Registration fee under the Securities Act of 1933................... $ 34,483
   Accounting Services.................................................   30,000
   Attorneys' fees.....................................................   50,000
   Blue sky fees.......................................................    5,000
   Fees of ratings agencies............................................   51,000
   Printing............................................................   20,000
   Trustees' fees......................................................   15,000
   Other miscellaneous costs...........................................   10,517
                                                                        --------
   Total............................................................... $216,000

- --------
All items are estimated except the first.

Item 15. Indemnification of Directors and Officers

  Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Codified Laws permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article V of the Bylaws of the Company and separate indemnification contracts entered into between the Company and each of its directors and officers authorize indemnification of the Company's directors and officers consistent with the provisions of South Dakota laws.

  The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 16. Exhibits

  1.01    Proposed form of Underwriting Agreement
  4.04    Form of First Mortgage Bond
                                                                         File or
                                                                     Registration No. Exhibit
                                                                     ---------------- -------
 *4.05(a) Indenture of Mortgage and Deed of Trust, dated September       Form A-2        B
          1, 1941                                                        2-4832
 *4.05(b) First Supplemental Indenture, dated July 15, 1945              Form S-1       7-B
                                                                         2-6576
 *4.05(c) Second Supplemental Indenture, dated January 15, 1948          Form S-1       7-C
                                                                         2-7695
 *4.05(d) Third Supplemental Indenture, dated January 15, 1949           Form S-1       7-D
                                                                         2-8157
  4.05(e) Fourth Supplemental Indenture, dated March 1, 1950
 *4.05(f) Fifth Supplemental Indenture, dated March 1, 1952              Form S-1       4-I
                                                                         2-9433
 *4.05(g) Sixth Supplemental Indenture, dated July 1, 1956               Form S-1       4-H
                                                                         2-13140
 *4.05(h) Seventh Supplemental Indenture, dated May 1, 1957              Form S-1       4-I
                                                                         2-14829

                                                                        File or
                                                                    Registration No. Exhibit
                                                                    ---------------- -------
*4.05(i)   Eighth Supplemental Indenture, dated May 1, 1959         Form S-1           4-J
                                                                    2-16756
*4.05(j)   Ninth Supplemental Indenture, dated April 1, 1960        Form S-1           4-K
                                                                    2-16756
*4.05(k)   Tenth Supplemental Indenture, dated August 1, 1960       Form S-1           4-L
                                                                    2-21024
*4.05(l)   Eleventh Supplemental Indenture, dated June 1, 1961      Form S-1           4-M
                                                                    2-21024
*4.05(m)   Twelfth Supplemental Indenture, dated October 1, 1962    Form S-1           4-N
                                                                    2-21024
*4.05(n)   Thirteenth Supplemental Indenture, dated May 1, 1963     Form S-7          2(q)
                                                                    2-57661
*4.05(o)   Fourteenth Supplemental Indenture, dated June 1, 1969    Form S-7          2(r)
                                                                    2-57661
*4.05(p)   Fifteenth Supplemental Indenture, dated June 15, 1974    Form S-7          2(s)
                                                                    2-57661
*4.05(q)   Sixteenth Supplemental Indenture, dated August 1, 1974   Form S-7          2(t)
                                                                    2-57661
*4.05(r)   Seventeenth Supplemental Indenture, dated July 15, 1975  Form S-7          2(u)
                                                                    2-57661
*4.05(s)   Eighteenth Supplemental Indenture, dated May 1, 1976     Form S-7          2(v)
                                                                    2-57661
 4.05(t)   Nineteenth Supplemental Indenture, dated February 15,
           1977
 4.05(u)   Twentieth Supplemental Indenture, dated April 1, 1977
 4.05(v)   Twenty First Supplemental Indenture, dated June 1, 1977
*4.05(w)   Twenty Second Supplemental Indenture, dated July 14,     Form S-3          4(b)
           1982                                                     2-81643
 4.05(x)   Twenty Third Supplemental Indenture, dated September 1,
           1986
 4.05(y)   Twenty Fourth Supplemental Indenture, dated April 13,
           1987
 4.05(z)   Twenty Fifth Supplemental Indenture, dated June 15, 1988
*4.05(aa)  Twenty Sixth Supplemental Indenture, dated May 15, 1991  Amendment #1 to   4(d)
                                                                    Form S-8
                                                                    33-15868
*4.05(ab)  Twenty Seventh Supplemental Indenture, dated June 1,     Amendment #1 to   4(e)
           1991                                                     Form S-8
                                                                    33-15868
 4.06      Form of Proposed Twenty Eighth Supplemental Indenture
 5.01      Opinion of Morrill Brown & Thomas as to legality of Offered Bonds
12.01      Computation of Ratio of Earnings to Fixed Charges
23.01      Consent of Independent Public Accountants
23.02      Consent of Legal Counsel (included in Exhibit 5.01)
25.01      Form T-1 Statement of Eligibility and Qualification under the
           Trust Indenture Act of 1939 of Chemical Bank

* Exhibits incorporated by reference.

Item 17. Undertakings

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, which are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successfuldefense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 28th day of June, 1994.

                                              Black Hills Corporation

                                              By /s/ Dale E. Clement
                                                Dale E. Clement--Senior Vice
                                                President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                    Position                        Date
/s/ Daniel P. Landguth      Director and Principal
Daniel P. Landguth             Executive Officer
(Chairman, President,                                        June 28, 1994
and Chief Executive)

/s/ Dale E. Clement         Director and Principal
Dale E. Clement                Financial Officer
(Senior Vice                                                 June 28, 1994
President--Finance)

/s/ Gary R. Fish            Principal Accounting             June 28, 1994
Gary R. Fish                        Officer
(Controller)

/s/ Glenn C. Barber                Director                  June 28, 1994
Glenn C. Barber

/s/ Bruce B. Brundage              Director                  June 28, 1994
Bruce B. Brundage

/s/ Michael B. Enzi                Director                  June 28, 1994
Michael B. Enzi

/s/ John R. Howard                 Director                  June 28, 1994
John R. Howard

/s/ Everett E. Hoyt          Director and Officer            June 28, 1994
Everett E. Hoyt
(President and Chief
Operating Officer of
Black Hills Power)

/s/ Kay S. Jorgensen               Director                  June 28, 1994
Kay S. Jorgensen

/s/ Charles T. Undlin              Director                  June 28, 1994
Charles T. Undlin

                               INDEX TO EXHIBITS

                                                      File or
 Exhibit               Description                Registration No. Exhibit Page
 -------               -----------                ---------------- ------- ----
  1.01    Proposed form of Underwriting
          Agreement
  4.04    Form of First Mortgage Bond
 *4.05(a) Indenture of Mortgage and Deed of           Form A-2        B     *
          Trust, dated September 1, 1941               2-4832
 *4.05(b) First Supplemental Indenture, dated         Form S-1       7-B    *
          July 15, 1945                                2-6576
 *4.05(c) Second Supplemental Indenture, dated        Form S-1       7-C    *
          January 15, 1948                             2-7695
 *4.05(d) Third Supplemental Indenture, dated         Form S-1       7-D    *
          January 15, 1949                             2-8157
  4.05(e) Fourth Supplemental Indenture, dated
          March 1, 1950
 *4.05(f) Fifth Supplemental Indenture, dated         Form S-1       4-I    *
          March 1, 1952                                2-9433
 *4.05(g) Sixth Supplemental Indenture, dated         Form S-1       4-H    *
          July 1, 1956                                2-13140
 *4.05(h) Seventh Supplemental Indenture, dated       Form S-1       4-I    *
          May 1, 1957                                 2-14829
 *4.05(i) Eighth Supplemental Indenture, dated        Form S-1       4-J    *
          May 1, 1959                                 2-16756
 *4.05(j) Ninth Supplemental Indenture, dated         Form S-1       4-K    *
          April 1, 1960                               2-16756
 *4.05(k) Tenth Supplemental Indenture, dated         Form S-1       4-L    *
          August 1, 1960                              2-21024
 *4.05(l) Eleventh Supplemental Indenture,            Form S-1       4-M    *
          dated June 1, 1961                          2-21024
 *4.05(m) Twelfth Supplemental Indenture, dated       Form S-1       4-N    *
          October 1, 1962                             2-21024
 *4.05(n) Thirteenth Supplemental Indenture,          Form S-7      2(q)    *
          dated May 1, 1963                           2-57661
 *4.05(o) Fourteenth Supplemental Indenture,          Form S-7      2(r)    *
          dated June 1, 1969                          2-57661
 *4.05(p) Fifteenth Supplemental Indenture,           Form S-7      2(s)    *
          dated June 15, 1974                         2-57661
 *4.05(q) Sixteenth Supplemental Indenture,           Form S-7      2(t)    *
          dated August 1, 1974                        2-57661
 *4.05(r) Seventeenth Supplemental Indenture,         Form S-7      2(u)    *
          dated July 15, 1975                         2-57661
 *4.05(s) Eighteenth Supplemental Indenture,          Form S-7      2(v)    *
          dated May 1, 1976                           2-57661
  4.05(t) Nineteenth Supplemental Indenture,
          dated February 15, 1977
  4.05(u) Twentieth Supplemental Indenture,
          dated April 1, 1977

                                                      File or
  Exhibit               Description               Registration No. Exhibit Page
  -------               -----------               ---------------- ------- ----
  4.05(v)  Twenty First Supplemental Indenture,
           dated June 1, 1977
 *4.05(w)  Twenty Second Supplemental                 Form S-3      4(b)    *
           Indenture, dated July 14, 1982             2-81643
  4.05(x)  Twenty Third Supplemental Indenture,
           dated September 1, 1986
  4.05(y)  Twenty Fourth Supplemental
           Indenture, dated April 13, 1987
  4.05(z)  Twenty Fifth Supplemental Indenture,
           dated June 15, 1988
 *4.05(aa) Twenty Sixth Supplemental Indenture,     Amendment #1    4(d)    *
           dated May 15, 1991                       to Form S-8
                                                      33-15868
 *4.05(ab) Twenty Seventh Supplemental              Amendment #1    4(e)    *
           Indenture, dated June 1, 1991            to Form S-8
                                                      33-15868
  4.06     Form of Proposed Twenty Eighth Supplemental Indenture
  5.01     Opinion of Morrill Brown & Thomas as to legality of Offered Bonds
 12.01     Computation of Ratio of Earnings to Fixed Charges
 23.01     Consent of Independent Public Accountants
 23.02     Consent of Legal Counsel (included in Exhibit 5.01)
 25.01     Form T-1 Statement of Eligibility and Qualification under the
           Trust Indenture Act of 1939 of Chemical Bank

*Indicates incorporation by reference